UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 6, 2007

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release Dated June 6, 2007

Item 8.01 Other Events

Sierra Pacific Power Company (SPPC), a subsidiary of Sierra Pacific Resources, announced on June 6, 2007, that the Public Utilities Commission of Nevada (PUCN) approved a stipulation relating to the deferred energy rate case filed by SPPC in December 2006.  As previously reported in SPPC’s Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2007, the stipulation resolved all issues in the case.  As a result of the approved stipulation, SPPC will recover $17.9 million in deferred fuel and purchased power costs over a one year period.  The stipulation also provides for an adjustment in SPPC’s base tariff energy rate going forward.  These changes will result in a fractional increase in electric rates over all customer classes.  The changes will become effective July 1, 2007.

A copy of the press release announcing the deferred energy decision is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits — The following exhibit is filed with this Form 8-K:

EX-99.1 - Press Release dated June 6, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: June 11, 2007	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)

Date: June 11, 2007	By:	/s/ John E. Brown
John E. Brown
Controller